                                                                    EXHIBIT 4.6

                       REGULATION S BOOK - ENTRY SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") (55 WATER STREET, ROOM 234, NEW YORK, NEW YORK 10041) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                                                                Principal Amount

REGULATION S - 1

                                                   $800,000, which amount may be
                                          increased or decreased by the Schedule
                  of Increases and Decreases in Global Security attached hereto.

                       ENTERPRISE PRODUCTS OPERATING L.P.

                      6.875% SERIES A SENIOR NOTES DUE 2033

                                                               CUSIP U29363 AB 1

      ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of Eight Hundred Thousand ($800,000) U.S. dollars, or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security, on March 1, 2033 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 6.875% payable on March 1 and September 1 of each year, to the person in whose name the Security is registered at the close of business on the record date for such interest, which shall be the preceding February 15 and August 15 (each, a "Regular Record Date"), respectively, payable commencing on September 1, 2003, with interest accruing from February 14, 2003, or the most recent date to which interest shall have been paid.

      Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      The statements in the legends set forth above are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

      This Security is issued in respect of a series of Debt Securities of an initial aggregate of $500,000,000 in principal amount designated as the 6.875% Series A Senior Notes due 2033 of the Company and is governed by the Indenture dated as of March 15, 2000, duly executed and delivered by the Company, as issuer, and Enterprise Products Partners L.P., as guarantor (the "Guarantor"), to Wachovia Bank, National Association, as successor to First Union National Bank, as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture dated as of February 14, 2003, duly executed by the Company, the Guarantor and the Trustee (the "Second Supplemental Indenture", and together with the Indenture, the "Indenture"). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

      If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), such required provision shall control.

      The Company hereby irrevocably undertakes to the Holder hereof to exchange this Security in accordance with the terms of the Indenture without charge.

THE ISSUANCE AND SALE OF THIS SECURITY (AND ANY GUARANTEE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY (NOR ANY GUARANTEE HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR

ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER, IF APPLICABLE), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER, IF APPLICABLE), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $1,000, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT TO EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE IS A GLOBAL SECURITY ISSUED IN RELIANCE ON REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD WHICH SHALL EXTEND FOR A PERIOD OF FORTY (40) DAYS AFTER THE DATE ON WHICH THE NOTES EVIDENCED HEREBY ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S OR THE DATE OF CLOSING OF THE OFFERING, WHICHEVER IS LATER, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT PURSUANT TO RULE 144A PROMULGATED THEREUNDER. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. THE TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

      This Security shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its sole General Partner.

Dated: February 14, 2003

                                        ENTERPRISE PRODUCTS OPERATING L.P.

                                        By: Enterprise Products GP, LLC,
                                            its General Partner


                                        By: /s/ Richard H. Bachmann
                                            ------------------------------------
                                            Name:  Richard H. Bachmann
                                            Title: Executive Vice President

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

      This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as Trustee


                                        By: /s/ Kevin M. Dobrava
                                            ------------------------------------
                                            Authorized Signatory

                   REVERSE OF REGULATION S BOOK-ENTRY SECURITY

                       ENTERPRISE PRODUCTS OPERATING L.P.

                      6.875% SERIES A SENIOR NOTES DUE 2033

      This Security is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 6.875% Series A Senior Notes due 2033 of the Company, in initial aggregate principal amount of $500,000,000 (the "Securities").

      1. Interest.

      The Company promises to pay interest on the principal amount of this Security at the rate of 6.875% per annum.

      The Company will pay interest semi-annually on March 1 and September 1 of each year (each an "Interest Payment Date"), commencing September 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from February 14, 2003. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

      2. Method of Payment.

      The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.

Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City of New York, which initially will be at the corporate trust office of the Trustee located at 1 Penn Plaza, Suite 1414, New York, New York 10119, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the Debt Security Register of Holders. The Holder must surrender this Security to a paying agent to collect payment of principal.

      3. Paying Agent and Registrar.

      Initially, Wachovia Bank, National Association will act as paying agent and Registrar. The Company may change any paying agent or Registrar at any time upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as paying agent or Registrar.

      4. Indenture.

      This Security is one of a duly authorized issue of Debt Securities of the Company issued and to be issued in one or more series under the Indenture.

      Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture as originally executed, those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture, and those terms stated in the Second Supplemental Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture as originally executed, the Second Supplemental Indenture and the TIA for a statement of such terms. The Securities of this series are general unsecured obligations of the Company limited to an initial aggregate principal amount of $500,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the Second Supplemental Indenture.

      5. Redemption.

      The Securities are redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a redemption price (the "Make-Whole Price") equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Securities (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 35 basis points; plus, in either case, accrued interest to the Redemption Date.

      Securities called for redemption become due on the Redemption Date. Notices of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at its registered address. The notice of redemption for the Securities will state, among other things, the amount of Securities to be redeemed, the Redemption Date, the Make-Whole Price and the place(s) that payment will be made upon presentation and surrender of Securities to be redeemed. Unless the Company defaults in payment of the Make-Whole Price, interest will cease to accrue on any Securities that have been called for redemption at the Redemption Date. If less than all the Securities are redeemed at any time, the Trustee will select the Securities to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate.

      For purposes of determining the Make-Whole Price, the following definitions are applicable:

      "Treasury Yield" means, with respect to any Redemption Date applicable to the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities; provided, however, that if no maturity is within three months before or after the maturity date for the Securities, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

      "Independent Investment Banker" means Wachovia Securities, Inc. (and its successors), or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company.

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third Business Day preceding the Redemption Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for the Redemption Date.

      "Reference Treasury Dealer" means (a) Wachovia Securities, Inc. (and its successors) and (b) one other primary U.S. government securities dealer in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); provided, however, that if either of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer will substitute therefor another Primary Treasury Dealer.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference

Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

      Except as set forth above, the Securities will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

      The Securities may be redeemed in part in multiplies of $1,000 only. Any such redemption will also comply with Article III of the Indenture.

      6. Denominations; Transfer; Exchange.

      The Securities are to be issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

      7. Persons Deemed Owners.

      The registered Holder of a Security may be treated as the owner of it for all purposes.

      8. Amendment; Supplement; Waiver.

      Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected. Without consent of any Holder of a Security, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

      9. Defaults and Remedies.

      If an Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare the principal amount of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made and before judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Trustee, may rescind and annul such declaration and its consequences if all Events of Default under the Indenture with respect to the Securities, other than the nonpayment of the principal or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

      10. Registration Rights.

      The Holder of this Security is entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement") dated as of February 14, 2003, by and among the Company, the Guarantor and the Initial Purchasers named therein. In certain events, the Company shall be required to pay to each affected Holder additional interest on the Securities, on the terms and subject to the conditions of the Registration Rights Agreement.

      11. Trustee Dealings with Company.

      The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

      12. Authentication.

      This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

      13. Abbreviations and Defined Terms.

      Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      14. CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

      15. Absolute Obligation.

      No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      16. No Recourse.

      The General Partner and its directors, officers, employees and members, as such, shall have no liability for any obligations of the Guarantor or the Issuer under the Securities, the Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

      17. Governing Law.

      This Security shall be construed in accordance with and governed by the laws of the State of New York.

      18. Guarantee.

      The Securities are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Guarantor as set forth in Article XIV of the Indenture, as noted in the Notation of Guarantee to this Security.

                              NOTATION OF GUARANTEE

      The Guarantor (which term includes any successor person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

      The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                                        ENTERPRISE PRODUCTS PARTNERS L.P.

                                        By: Enterprise Products GP, LLC,
                                             its General Partner


                                        By:        /s/ Richard H. Bachmann
                                            ------------------------------------
                                            Name:  Richard H. Bachmann
                                            Title: Executive Vice President

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common             UNIF GIFT MIN ACT - ________________
                                                                     (Cust.)
TEN ENT  - as tenants by entireties         Custodian for: _____________________
                                                                  (Minor)
                                            under Uniform Gifts to
 JT TEN  - as joint tenants with right of   Minors Act of ______________________
           survivorship and not as                                (State)
           tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ----------

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

________________________________

________________________________________________________________________________
   Please print or type name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated _______________________           ________________________________________
                                                          Registered Holder

                       SCHEDULE OF INCREASES OR DECREASES
                               IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                        AMOUNT OF            AMOUNT OF        PRINCIPAL AMOUNT
                       DECREASE IN          INCREASE IN        OF THIS GLOBAL         SIGNATURE OF
                        PRINCIPAL        PRINCIPAL AMOUNT    SECURITY FOLLOWING    AUTHORIZED OFFICER
                      AMOUNT OF THIS          OF THIS           SUCH DECREASE         OF TRUSTEE OR
DATE OF EXCHANGE     GLOBAL SECURITY      GLOBAL SECURITY       (OR INCREASE)          DEPOSITARY
----------------     ---------------     ----------------    ------------------    ------------------
